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                                                                  EXHIBIT(J)(1)


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm on the cover of the Statement of Additional Information and under the captions "Financial Statements" and "Independent Auditors" and to the use of our reports dated December 11, 2000 on the Goldman Sachs Enhanced Income Fund, Goldman Sachs Adjustable Rate Government Fund, Goldman Sachs Short Duration Government Fund, Goldman Sachs Short Duration Tax-Free Fund, Goldman Sachs Government Income Fund, Goldman Sachs Municipal Income Fund, Goldman Sachs CORE Fixed Income Fund, Goldman Sachs Global Income Fund, Goldman Sachs High Yield Municipal Fund and Goldman Sachs High Yield Fund (ten of the funds comprising the Goldman Sachs Trust) which are incorporated by reference, in this Registration Statement (Form N-1A 33-17619)of Goldman Sachs Trust.



                                 /s/ ERNST & YOUNG LLP

New York, New York
February 16, 2001